Exhibit 4.1

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of May 8, 2019 (this “Instrument”), is by and among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 150 East 42nd Street, 40th Floor, New York, New York 10017, as resigning Trustee (the “Resigning Trustee”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, as successor Trustee (the “Successor Trustee”).

RECITALS

WHEREAS, there are currently $224,313,000.00 aggregate principal amount of the Company’s 5.875% Senior Notes due 2020 (the “2020 Notes”) outstanding under an Indenture, dated as of March 16, 2012, by and between the Company, each of the Guarantors party thereto, and the Resigning Trustee (as amended and supplemented, the “2012 Indenture”);

WHEREAS, there are currently $450,000,000.00 aggregate principal amount of the Company’s 5.00% Senior Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Notes”) outstanding under an Indenture, dated as of March 28, 2013, by and between the Company, each of the Guarantors party thereto, and the Resigning Trustee (as amended and supplemented, the “2013 Indenture” and, together with the 2012 Indenture, the “Indentures”);

WHEREAS, the Company appointed the Resigning Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures.

WHEREAS, Section 7.08 of the Indentures provides that the Trustee may at any time resign and be discharged from the trust created by the Indentures by giving written notice of such resignation to the Company, effective upon acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 7.08 of the Indentures provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 7.08 of the Indentures provides that any successor Trustee appointed in accordance with the Indentures shall deliver a written acceptance of its appointment to the retiring Trustee and the Company, and thereupon the resignation shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indentures and the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee have been paid and subject to the Lien under Section 7.07 of the Indentures.

WHEREAS, the Resigning Trustee wishes to resign as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures; and the Successor Trustee is willing to accept appointment as successor Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

ARTICLE ONE

THE RESIGNING TRUSTEE

Section 1.1. Resignation of the Resigning Trustee. Pursuant to Section 7.08 of the Indentures, the Resigning Trustee hereby notifies the Company that the Resigning Trustee resigns as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures, effective as of the Effective Date (as defined in Section 4.3 hereof).

Section 1.2. Representations and Warranties of the Resigning Trustee. The Resigning Trustee represents and warrants to the Successor Trustee that:

(a) the Resigning Trustee is a national banking association duly organized and existing under the laws of the United States of America;

(b) no covenant or condition contained in the Indentures has been waived by the Resigning Trustee in violation of the Indentures;

(c) to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, there is no action, suit or proceeding pending before any court or any governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Registrar, Paying Agent, or Note Custodian under the Indentures;

(d) this Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes a legal, valid and binding obligation of the Resigning Trustee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e) as of the Effective Date, the Resigning Trustee will hold no moneys or property under the Indentures;

(f) the Resigning Trustee has lawfully and fully discharged its duties as Trustee under the Indentures;

(g) the Indentures, and each amendment and supplemental indenture thereto, have not been further modified;

(h) $224,313,000.00 aggregate principal amount of 2020 Notes are outstanding as of the date of this Instrument and all interest due on the 2020 Notes has been paid to April 1, 2019;

(i) $450,000,000.00 aggregate principal amount of 2021 Notes, are outstanding as of the date of this Instrument and all interest due on the 2021 Notes has been paid to March 1, 2019; and

(j) the registers in which the Resigning Trustee has registered and transferred registered Notes accurately reflect the amount of Notes issued and outstanding and the amounts payable thereon.

Section 1.3. Assignment of Resigning Trustee. Subject to the terms and limitations in this Instrument, the Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trusts under the Indentures in its capacity as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures, including, without limitation, all the rights, powers, and duties of the Resigning Trustee under the Indentures and all property and money held by such Resigning Trustee under the Indentures. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably request, in writing, so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures.

Section 1.4. Delivery of Documents. The Resigning Trustee shall deliver to the Successor Trustee as of or promptly after the Effective Date, all of the items listed on Exhibit A annexed hereto to the extent these items are in the possession, custody or control of the Resigning Trustee.

Section 1.5. Liability of Resigning Trustee. The Resigning Trustee shall have no liability or responsibility for any matters occurring on or after the Effective Date in connection with the Notes and Indenture, and the Resigning Trustee shall not be liable to any person for any costs, claims, liabilities, losses or damages whatsoever incurred or suffered by such person arising out of any action or omission of the Successor Trustee on or after the Effective Date.

ARTICLE TWO

THE COMPANY

Section 2.1. Acceptance of Resignation. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures in Section 1.1 hereof.

Section 2.2. Company Certification. The Company hereby certifies that the Company and the officer of the Company who has executed this Instrument each are duly authorized and empowered to: (a) accept the Resigning Trustee’s resignation as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures; (b) appoint the Successor

Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures.

Section 2.3. Appointment of Successor Trustee. The Company hereby appoints the Successor Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures, effective as of the Effective Date, and hereby vests with and confirms in the Successor Trustee all rights, powers and duties of the Resigning Trustee under the Indentures, with like effect as if the Successor Trustee were originally named as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures.

Section 2.4. Execution and Delivery of Documents. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and duties hereby vested with and confirmed in the Successor Trustee.

Section 2.5. Company Representations and Warranties. The Company hereby represents and warrants to the Resigning Trustee and to the Successor Trustee that:

(a) the Company is a Delaware corporation duly organized and existing pursuant to the laws of the State of Delaware;

(b) the Indentures, and each amendment and supplemental indenture thereto, were validly and lawfully executed and delivered by the Company and are in full force and effect and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c) the Notes were validly and lawfully issued by the Company and constitute binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(d) no covenant or condition contained in the Indentures has been waived by the Company or, to the knowledge of the Company, by Holders of the percentage in aggregate principal amount of the Notes required by the Indentures to effect any such waiver;

(e) there is no action, suit or proceeding pending against the Company before any court or any governmental authority arising out of any action or omission of the Company under the Indentures;

(f) the Company has, by a resolution which was duly adopted by its Board of Directors, and which is in full force and effect on the date hereof, authorized certain officers of the Company to: (a) accept the Resigning Trustee’s resignation as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures; (b) appoint the Successor Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures; and (c) execute and deliver such agreements, including, without limitation, this Instrument and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures;

(g) this Instrument has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, reorganization and laws of general applicability relating to or affecting creditors’ rights and general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(h) all conditions precedent relating to the appointment of Wilmington Trust, National Association as successor Trustee and Registrar, Paying Agent, and Note Custodian under the Indentures have been complied with by the Company.

ARTICLE THREE

THE SUCCESSOR TRUSTEE

Section 3.1. Successor Trustee Representations and Warranties. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Company that:

(a) the Successor Trustee is not disqualified under Section 7.10 of the Indentures and is eligible under Section 7.10 of the Indentures to act as Trustee under the Indentures;

(b) this Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes a legal, valid and binding obligation of the Successor Trustee, enforceable in accordance with its terms; and

(c) the Successor Trustee is a national banking association duly organized and existing under the laws of the United States of America.

Section 3.2. Appointment of Successor Trustee. Pursuant to Section 7.08 of the Indentures, the Successor Trustee hereby accepts its appointment as successor Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures and accepts all rights, powers and duties of the Resigning Trustee under the Indentures, effective as of the Effective Date and upon the terms and conditions set forth herein, with like effect as if the Successor Trustee was originally named as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures. The Successor Trustee agrees and undertakes to perform all duties and obligations as Registrar, Paying Agent, and Note Custodian under the Indentures and abide by the provisions of the Indenture and all applicable laws.

Section 3.3. Notice to Holders. In accordance with Section 7.08 of the Indentures, promptly after the Effective Date, the Successor Trustee, on behalf of the Company, shall cause a notice, substantially in the form of Exhibit B or Exhibit C hereto, as applicable, to be sent to each Holder of Notes.

Section 3.4. Liability of Successor Trustee. The Successor Trustee shall have no liability or responsibility for any matters occurring prior to the Effective Date in connection with the Notes and the Successor Trustee shall not be liable to any person for any costs, claims, liabilities, losses or damages whatsoever incurred or suffered by such person arising out of any action or omission of the Resigning Trustee from the date of issuance of the securities through the date prior to the Effective Date.

Section 3.5. Corporate Trust Office. References in the Indentures to “Corporate Trust Office” or other similar terms shall be deemed to refer to the designated corporate trust office of the Successor Trustee, which is presently located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1. Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures.

Section 4.2. Headings. The captions and headings in this Instrument are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. Such captions and headings shall not be deemed to be part of this Instrument and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

Section 4.3. Effective Date. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written (the “Effective Date”), only upon (a) the execution and delivery of this Instrument by each of the parties hereto and (b) payment of the Resigning Trustee’s fees, costs, expenses and indemnities, including for the avoidance of doubt the fees, costs and expenses of the Resigning Trustee’s professionals, accrued and payable as of the Effective Date; provided however, that the resignation of the Resigning Trustee as Registrar, Paying Agent, and Note Custodian and the appointment of the Successor Trustee as Registrar, Paying Agent, and Note Custodian shall be effective as of the latest of: (i) 10 Business Days after the Effective Date, and (ii) receipt by DTC of both the Resigning Trustee’s transfer agency change notice and the Successor Trustee’s transfer agency change notice.

Section 4.4. Surviving Obligations. Notwithstanding this Instrument and the resignation of the Resigning Trustee, the Resigning Trustee shall retain all rights and entitlements relating to its service as Trustee, Registrar, Paying Agent, and Note Custodian under the Indentures arising or accruing on or before the Effective Date, including, without limitation, all entitlements to the payment of its fees and reimbursement of it expenses, regardless of when such amounts become payable or are paid. In the event and to the extent the Successor Trustee shall exercise any lien upon the distributions to the holders of the Notes or otherwise becomes entitled to indemnity or to receive payment of funds or payment otherwise of fees and expenses as Trustee under the Indentures, for any reason at a time when the Resigning Trustee has not been fully paid, the Successor Trustee shall exercise such lien or receive such payment for both its own fees and expenses and the outstanding fees and expenses of the Resigning Trustee, incurred in connection with its duties under the Indentures on or before the Effective Date and any subsequent transitional services requested by the Successor Trustee from the Resigning Trustee after the Effective Date. If there are outstanding fees or expenses, the Successor Trustee shall promptly pay over a pro rata portion of any and all such proceeds to the Resigning Trustee when and as received. To the extent the Resigning Trustee receives funds from the Company, other than for payment of the Resigning Trustee’s fees and expenses, it agrees to hold those funds as agent for the Successor Trustee and promptly pay over such funds to the Successor Trustee, which obligations survive execution hereof. The Company shall remain obligated under Section 7.07 of the Indentures to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indentures. The Company also acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 7.07 of the Indentures, which obligations shall survive the execution hereof. Notwithstanding this Instrument and the resignation of the Resigning Trustee, the parties hereto agree that this Instrument does not constitute (a) an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any actions or inaction by the Resigning Trustee under the Indentures or (b) an assumption by the Resigning Trustee of any liability of the Successor Trustee arising out of any actions or inaction by the Successor Trustee under the Indentures.

Section 4.5. Choice of Law. This Instrument shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 4.6. Privilege. Nothing in this Instrument shall impose any duty upon the Resigning Trustee to disclose any communications, information or materials subject to the attorney client privilege, work product or any confidentiality agreement to the Successor Trustee or any other person or entity.

Section 4.7. Acknowledgement of Receipt. The Company, Resigning Trustee and the Successor Trustee each hereby acknowledge receipt of all executed counterparts of this Instrument and the effectiveness thereof.

Section 4.8. Counterparts. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Transmission by facsimile or email in PDF format of an executed counterpart of this Instrument shall be deemed to constitute due and sufficient delivery of such counterpart for all purposes. Signatures of the parties hereto transmitted by facsimile or email in PDF format shall be deemed to be their original signatures for all purposes.

Section 4.9. Successors. The provisions of this Instrument shall be binding upon and inure to the benefit of each party and its successors (whether by law or otherwise).

Section 4.10. Notices. Unless otherwise provided herein or in the Indentures, all notices and other communications to any party hereunder shall be in writing (including facsimile and email) and will be deemed received when actually received pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:

Wells Fargo Bank, N.A.

Attn: James Lewis

150 East 42nd Street

40th Floor

New York, New York 10017

Email: james.r.lewis@wellsfargo.com

-and-

Andrew I. Silfen

Arent Fox LLP

1301 Avenue of the Americas, 42nd Floor

New York, New York 10019

Tel: (212) 484-3925

Fax: (212) 484-3990

Email: andrew.silfen@arentfox.com

TO THE SUCCESSOR TRUSTEE:

Wilmington Trust, N.A.

Attn: Peter Finkel

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Email: pfinkel@wilmingtontrust.com

-and-

Jayme T. Goldstein

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Tel: (212) 806-5805

Fax: (212) 806-6006

Email: jgoldstein@stroock.com

TO THE COMPANY:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Tel: 985-727-6802

Attention: James Harp, Chief Financial Officer

Fax: (985) 727-2006

Email: james.harp@hornbeckoffshore.com

-and-

Aaron Marks

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Tel: (212) 446-6856

Email: amarks@kirkland.com

Section 4.11. USA Patriot Act. The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Company agrees that it will provide the Successor Trustee with such information as it may request in order for the Successor Trustee to satisfy the requirements of the USA Patriot Act.

Section 4.12. Entire Agreement. This Instrument sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

HORNBECK OFFSHORE SERVICES, INC., the Company

By:	/s/ James O. Harp, Jr.
Name:	JAMES O. HARP, JR.
Title:	EXECUTIVE VICE PRESIDENT & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as Resigning Trustee

By:	/s/ James R. Lewis
Name:	James R. Lewis
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely as Successor Trustee

By:	/s/ Peter Finkel
Name:	Peter Finkel
Title:	Vice President